Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92423, 333-104497, 333-190406, and 333-190405 on Form S-8; Registration Statement Nos. 333-225030, and 333-221303 on Form S-3ASR of our report dated February 19, 2020 relating to the consolidated financial statements of Enable Midstream Partners, LP and subsidiaries appearing in this Annual Report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma
February 26, 2020